U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                           SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           PHILLIPS PETROLEUM COMPANY
-----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


 ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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    4) Date Filed:

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

                         NOTICE OF 1998 ANNUAL MEETING
                                  MAY 11, 1998
                              and PROXY STATEMENT



[PHILLIPS           PHILLIPS PETROLEUM COMPANY
  66                BARTLESVILLE, OKLAHOMA 74004
 Logo]
                                            March 30, 1998

Dear Phillips Stockholder:

You are cordially invited to the Annual Meeting of Phillips Petroleum Company to be held in the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma, on Monday, May 11, 1998, commencing at 10 a.m. local time. Your attendance will provide you with an opportunity to hear the chairman's and the president's reports on the Company and its operations. Directors and representatives of the Company will also be in attendance.

The Secretary's formal notice of the meeting and the Proxy Statement accompany this letter and describe the matters on which action will be taken.

In addition to the election of 12 directors, you are asked to vote on one other proposal. Proposal 1 is by the Company to approve the independent auditors designated by the Board of Directors. Our Board of Directors unanimously recommends that you vote For Proposal 1.

It is important that your views be represented at the meeting whether or not you are able to attend. Accordingly, we respectfully request that you sign, date and promptly return your proxy in the enclosed postage-paid envelope.

On behalf of the directors and employees of Phillips Petroleum Company, we express our appreciation to you, the owners of this Company, for your continued support and interest.

                                   Sincerely,

                               /s/ W. W. Allen

                                   W. W. Allen
                                   Chairman and Chief Executive Officer

    ========================================================================

                               Table of Contents

        Page
        3       Notice of Annual Meeting
        4       Solicitation
        4       Confidential Voting
        4       Voting Securities and Principal Holders
        4       Vote Required for Election of Directors and
                Adoption of Company and Stockholder Proposals
      5-7       Nominees for Election as Directors
        7       Security Ownership of Certain Beneficial Owners
        8       Security Ownership of Management
        8       Section 16(a) Beneficial Ownership Reporting Compliance
        8       Compensation Committee Interlocks and Insider Participation
     9-10       General Information Relating to the Board of Directors
       10       Compensation of Directors and Nominees
       11       Executive Compensation
       12       Options/SAR Grants in Last Fiscal Year
       12       Ten-Year Option/SAR Repricing
       13       Aggregated Option/SAR Exercises in Last Fiscal Year
                And Fiscal Year-End Option/SAR Value
       13       Long-Term Incentive Plan Awards in Last Fiscal Year
    14-16       Compensation Committee Report to Stockholders on
                Executive Compensation
       17       Performance Graph
       18       Pension Plan
       19       Termination of Employment and Change-in-Control Arrangements
       19       Proposal 1
       19       Date for Receipt of Stockholder Proposals

    ========================================================================

----------------------------------------------------------------------------
Stockholders are encouraged to keep their account address up to date and promptly deposit their dividend checks to avoid surrender of these funds and related stock to their respective states under unclaimed property laws.
----------------------------------------------------------------------------

------------------------------------------------------------------------------
PHILLIPS PETROLEUM COMPANY
BARTLESVILLE, OKLAHOMA 74004


NOTICE OF ANNUAL MEETING to be held May 11, 1998

To the Stockholders:
The Annual Meeting of Stockholders will be held at the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma, on Monday, May 11, 1998, at 10 a.m. local time, for the purposes of considering and voting on the following matters as described in the attached Proxy Statement:

        Election of 12 directors (pages 5 through 7);

        Proposal of the Company:
        ------------------------
                Proposal 1. To approve the designation of Ernst & Young LLP as independent auditors for 1998 (page 19); and

        Any other matters that may properly come before the meeting (page 19).

Only stockholders of record at the close of business March 13, 1998, will be entitled to vote at this meeting.

A copy of the Company's Annual Report containing financial data and a summary of operations for 1997 is being mailed to the Company's stockholders in advance of or with this Proxy Statement.

                                   By Order of the Board of Directors,

                               /s/ Dale J. Billam

                                   Dale J. Billam
                                   Secretary

Dated March 30, 1998
------------------------------------------------------------------------------

------------------------------------------------------------------------------

IMPORTANT:
Please sign, date and promptly mail the enclosed proxy in the accompanying postage-paid envelope. If you wish to vote in accordance with the Company's recommendations, it is not necessary to specify your choice but your proxy must be signed and returned. In any event, your prompt response is requested and your cooperation will be appreciated.

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                                                                           3

PHILLIPS PETROLEUM COMPANY
BARTLESVILLE, OKLAHOMA 74004

March 30, 1998

                                PROXY STATEMENT

                                  SOLICITATION

Your proxy is solicited by the Board of Directors and all costs of solicitation will be borne by the Company. Your proxy will be voted as you direct and may be revoked by you at any time before it is voted by filing with the Secretary an instrument revoking it, by executing a later-dated proxy or by voting in person by ballot at the meeting. This Proxy Statement and Proxy Card are first being mailed on or about March 30, 1998, to stockholders of record as of March 13, 1998.

Georgeson & Co. Inc. has been engaged by the Company to solicit proxies for this Annual Meeting from brokers, banks and other institutional holders, and individual holders of record. The fee for this service, payable one-half at the commencement of solicitation and the balance at its completion, is $16,000 plus the reimbursement of certain out-of-pocket costs. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or personal contact.

                              CONFIDENTIAL VOTING

It is the policy of the Company that all proxies, ballots, and voting tabulations that identify stockholders be kept confidential, except where disclosure may be required by applicable law, where stockholders write comments on their proxy cards, and where disclosure is expressly requested by a stockholder, and in limited circumstances such as a proxy contest or other solicitation of proxies based on an opposition proxy statement or any matter requiring for stockholder approval the vote of more than a majority of the shares present at any meeting. The Company has engaged ChaseMellon Shareholder Services, L.L.C. as tabulators of all proxies and ballots, and has appointed two persons who are employees of ChaseMellon Shareholder Services to be Inspectors of Election.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

The Company's only class of voting securities is its $1.25 par value common stock. For voting purposes, there were 290,963,884 shares outstanding at the close of business February 28, 1998. The record date for stockholders entitled to vote at this meeting is March 13, 1998. Each share is entitled to one vote.

Included in shares outstanding are 29,200,000 shares held by the Compensation and Benefits Trust ("CBT") formed in December 1995. The CBT is designed to acquire, hold and distribute shares of the Company's common stock to fund certain future compensation and benefit obligations of the Company. The CBT does not increase or alter the amount of benefits or compensation which will be paid under existing plans, but offers the Company enhanced financial flexibility in providing the funding requirements of those plans. Shares held by the CBT do not affect earnings per share or total stockholders' equity until after they are transferred out of the CBT. All shares are required to be transferred out of the CBT by January 1, 2021.

The number of shares of the Company's common stock beneficially owned as of February 28, 1998, by any person or group known to own 5 percent or more, and by each of the directors and nominees, and by all directors and officers of the Company as a group, is shown in the tables "Security Ownership of Certain Beneficial Owners," and "Security Ownership of Management," respectively, on pages 7 and 8 after the information on nominees for directors.

                  VOTE REQUIRED FOR ELECTION OF DIRECTORS AND
                 ADOPTION OF COMPANY AND STOCKHOLDER PROPOSALS

Under the Company's Bylaws, the holders of a majority of the issued and outstanding shares of the common stock, present in person or represented by proxy at the Annual Meeting, will constitute the quorum for all purposes unless otherwise provided by law. Where a quorum is present, the affirmative vote of a majority of the stock represented at the meeting is required for the election of the directors, and the adoption of Proposal 1. For purposes of determining whether the directors have been elected or a proposal has received a majority vote, abstentions are the equivalent of a negative vote.

Information included in this Proxy Statement is as of the date of preparation, approximately February 28, 1998, unless otherwise stated.

                       NOMINEES FOR ELECTION AS DIRECTORS

The number of directors to be elected is 12. The designated proxy holders of the Company intend, unless otherwise instructed, to vote all proxies for the election of the following 12 nominees, to hold office for the ensuing year or until their successors are elected. The term of each present director will expire concurrently with the election of directors at the 1998 Annual Meeting. If any nominee is unable or unwilling to serve, the Company, through the designated proxy holders, reserves discretionary authority to vote for a substitute. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected. The following provides information about each nominee as of February 28, 1998, including data on the nominees' business backgrounds for the past five years, and the names of public companies and other selected entities for which they also serve as directors.
--------------------------------------------------------------------------------

W. W. Allen

Director since 1989      W. W. Allen is Chairman of the Board of Directors
                         and Chief Executive Officer of the Company, a
Age 61                   position he assumed in May 1994. He previously was
                         President and Chief Operating Officer, beginning in
   [photo]               December 1991. He is a director of the Bank of
                         Oklahoma, N.A.

--------------------------------------------------------------------------------

Norman R.                Norman R. Augustine is Chairman of the Board of
Augustine                Directors of Lockheed Martin Corporation, a position
                         he assumed in January 1997. Prior to that, he was
Director since 1989      Chief Executive Officer from January 1996 through
                         July 1997; and President from March 1995 through
Age 62                   June 1996. He previously served as Chairman of the
                         Board of Directors and Chief Executive Officer of
   [photo]               Martin Marietta Corporation from April 1988 until
                         its merger with Lockheed Corporation in March 1995.
                         He is a director of The Procter & Gamble Company and
                         The Black & Decker Corporation.

--------------------------------------------------------------------------------

George B.                George B. Beitzel is a director of various
Beitzel                  corporations. He previously served as Senior Vice
                         President and Director of International Business
Director since 1980      Machines Corporation from July 1955 to March 1987.
                         He is a director of Bankers Trust New York
Age 69                   Corporation and its subsidiary, Bankers Trust
                         Company; Bitstream Inc.; Computer Task Group, Inc.;
   [photo]               Rohm and Haas Company; TIG Holdings; and Xillix
                         Technologies Corp.

--------------------------------------------------------------------------------

David L. Boren           David L. Boren is President of the University of
                         Oklahoma, a position he assumed in November 1994. He
Director since 1994      previously served as a United States Senator from
                         the State of Oklahoma from November 1979 until
Age 56                   November 1994 and is a former Governor of Oklahoma.
                         He is a director of AMR Corporation; Texas
   [photo]               Instruments Corporation; and Torchmark Corporation.

--------------------------------------------------------------------------------
                                                                            5

--------------------------------------------------------------------------------

C. L. Bowerman           C. L. Bowerman is an Executive Vice President
                         responsible for planning and corporate relations and
Director since 1989      services, a position he assumed in January 1995. He
                         previously was Executive Vice President responsible
Age 58                   for corporate strategic planning, corporate
                         information technology and research and development
   [photo]               beginning in April 1992, and Executive Vice
                         President responsible for corporate engineering, corporate strategic planning and research and development beginning in December 1991.

--------------------------------------------------------------------------------

Robert E.                Robert E. Chappell, Jr., is self employed as an
Chappell, Jr.            investment and management consultant. He previously
                         was the Senior Executive Vice President and Chief
Director since 1990      Investment Officer of Metropolitan Life Insurance
                         Company, a position he held from October 1989
Age 61    [photo]        through December 1992.

--------------------------------------------------------------------------------

Lawrence S.              Lawrence S. Eagleburger is Senior Foreign Policy
Eagleburger              Advisor for Baker, Donelson, Bearman & Caldwell, a
                         Washington, D.C. law firm, a position he assumed in
Director since 1993      January 1993. He previously served as Secretary of
                         State from December 1992 through January 1993,
Age 67                   Acting Secretary of State from August 1992 to
                         December 1992, and Deputy Secretary of State from
   [photo]               February 1989 to August 1992. He is a director of
                         COMSAT Corporation; Corning Incorporated; Dresser
                         Industries, Inc.; Stimsonite Corporation; and
                         Universal Corporation.

--------------------------------------------------------------------------------

Larry D.                 Larry D. Horner is Chairman of Pacific USA Holdings
Horner                   Corporation, a position he assumed in August 1994.
                         He previously was a Managing Director of Arnhold and
Director since 1991      S. Bleichroeder, Inc., from April 1991 through July
                         1994. He served as Chairman and Chief Executive
Age 63                   Officer of KPMG Peat Marwick from October 1984 to
                         December 1990. He is a director of American General
   [photo]               Corporation; Asia Pacific Wire & Cable Corp., Ltd.;
                         Atlantis Plastics, Inc.; Biological & Popular
                         Culture, Inc.; and Laidlaw Holdings, Inc.

--------------------------------------------------------------------------------

J. J. Mulva              J. J. Mulva is President and Chief Operating Officer
                         of the Company, a position he assumed in May 1994.
                         Previously he was an Executive Vice President of the
Director since 1994      Company and its Chief Financial Officer from January
                         1994 through April 1994; Senior Vice President and
Age 51                   Chief Financial Officer beginning in May 1993; Vice
                         President and Chief Financial Officer beginning in
   [photo]               March 1993; and Vice President, Treasurer and Chief
                         Financial Officer beginning in March 1990.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Randall L.               Randall L. Tobias is Chairman of the Board of
Tobias                   Directors and Chief Executive Officer of Eli Lilly
                         and Company, a position he assumed in June 1993. He
Director since 1992      previously was Vice Chairman of the Board of
                         Directors of AT&T from September 1986 to June 1993.
Age 55                   He is a director of Kimberly-Clark Corporation and
   [photo]               Knight-Ridder, Inc.

--------------------------------------------------------------------------------

Victoria J.              Victoria J. Tschinkel is a Senior Consultant to
Tschinkel                Landers & Parsons, a Tallahassee, Florida, law firm,
                         a position she assumed in 1987. She previously
Director since 1993      served as Secretary of the Florida Department of
                         Environmental Regulation from 1981 to 1987.
Age 50   [photo]

--------------------------------------------------------------------------------

Kathryn C.               Kathryn C. Turner is Chairperson and Chief Executive
Turner                   Officer of Standard Technology, Inc., an engineering
                         and manufacturing firm she founded in 1985. She is a
Director since 1995      director of Carpenter Technology Corporation.

Age 50   [photo]

--------------------------------------------------------------------------------



                                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
----------------------------------------------------------------------------------------------------------------

                            Name and Address of               Amount and Nature of Beneficial
Title of Class               Beneficial Owner                          Ownership                Percent of Class
----------------------------------------------------------------------------------------------------------------
                                                               Direct               Indirect
                                                             --------------------------------
Common                Vanguard Fiduciary Trust Company      47,657,146 (1)           --              16.38%
                      P. O. Box 2900
                      Valley Forge, Pennsylvania 19482
----------------------------------------------------------------------------------------------------------------

(1) As of February 28, 1998, Vanguard as Trustee held 47,657,146 shares under the Company's Thrift Plan, Long-Term Stock Savings Plan ("LTSSP"), and Retirement Savings Plan (together the "Plans") with shared voting power. Vanguard and the Plans have disclaimed beneficial ownership of the shares held by Vanguard as Trustee of the Plans. Vanguard votes shares held by the Plans which represent the allocated interests of participants in the manner directed by individual participants. Employee participants in the Thrift Plan and LTSSP are appointed by the Company as fiduciaries entitled to direct the Trustee as to how to vote allocated shares which are not directed in these plans and unallocated shares held by the LTSSP. Such shares are allocated pro rata among employee participants accepting their fiduciary appointment and are voted by the Trustee as directed by the employee fiduciaries. The Trustee votes non-directed shares of the Retirement Savings Plan at its discretion. The Trustee will vote other shares held by the Plans at its discretion only if required to do so by the Employee Retirement Income Security Act of 1974 ("ERISA").

     Vanguard is also the Trustee and record holder of the 29,200,000 shares in the CBT, without any voting power. Vanguard has disclaimed beneficial ownership of such shares. As Trustee of the CBT, Vanguard will vote shares in the CBT only in accordance with the pro rata directions of eligible domestic employees and the trustees of certain international Company stock plans. Trust agreements for the Plans and CBT each provide that all voting directions of individual employees received by the Trustee will be held in confidence and not be disclosed to any person, including the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           Phillips Petroleum Company
                                   Securities

                                          Amount and Nature of
                                          Beneficial Ownership
-------------------------------------------------------------------------------
Title of Class  Name of Beneficial Owner   Direct(1)  Indirect Percent of Class
-------------------------------------------------------------------------------
                Directors and Nominees (2)
Common          W. W. Allen                  484,479       --     less than 1%
Common          Norman R. Augustine           10,200       --     less than 1%
Common          George B. Beitzel             71,209       --     less than 1%
Common          David L. Boren                 4,100       --     less than 1%
Common          C. L. Bowerman               154,060       654    less than 1%
Common          Robert E. Chappell, Jr.        8,500       --     less than 1%
Common          Lawrence S. Eagleburger        6,300       --     less than 1%
Common          James B. Edwards (3)          14,223       --     less than 1%
Common          Larry D. Horner                7,500       --     less than 1%
Common          J. J. Mulva                  279,962       --     less than 1%
Common          Randall L. Tobias              8,000       --     less than 1%
Common          Victoria J. Tschinkel          6,429       --     less than 1%
Common          Kathryn C. Turner              4,100       --     less than 1%

                Executive Officers
Common          K. Am                         78,379       --     less than 1%
Common          R. G. Ceconi                  96,462       --     less than 1%
Common          R. K. Gupta                   48,934    2,276     less than 1%
Common          K. L. Hedrick                115,347       --     less than 1%
Common          J. L. Howe                   135,426       --     less than 1%
Common          J. C. Mihm                   159,884      676     less than 1%
Common          T. C. Morris                 103,481       --     less than 1%
Common          M. J. Panatier                77,992       --     less than 1%
Common          B. Z. Parker                  87,464       --     less than 1%
Common          B. J. Price                   66,925       --     less than 1%
Common          J. B. Whitworth              148,199       --     less than 1%
--------------------------------------------------------------------------------
All directors, nominees and executive
 officers as a group (24 in group)         2,177,555    3,606     less than 1%
--------------------------------------------------------------------------------

(1) Direct ownership includes shares which may be acquired under options within 60 days of the record date.
(2) The shares stated as being beneficially owned by each nominee do not include shares beneficially owned by the other companies on whose boards of directors the nominees, directors or officers serve. (The list of nominees for directors on pages 5 through 7 contains the names of the other companies for which the nominees serve as directors.) Each nominee disclaims beneficial ownership of all such shares.
(3) Mr. James B. Edwards, a current director, is retiring as director having reached mandatory retirement age.

================================================================================

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE
To the Company's knowledge, no person or entity who was a director, officer or beneficial owner of more than 10 percent of the Company's common stock failed to file, on a timely basis during 1997, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

Members of the Compensation Committee are Norman R. Augustine, George B. Beitzel, Lawrence S. Eagleburger, Randall L. Tobias and Kathryn C. Turner. The Company had no interlocking relationship during the last fiscal year.

                              GENERAL INFORMATION
                       RELATING TO THE BOARD OF DIRECTORS

The Board of Directors

The business and affairs of the Company are managed under the direction of the Board of Directors. To assist it in carrying out its duties, the Board has delegated certain authority to five Committees. In calendar year 1997, the Board of Directors held eight meetings and the directors attended an average of 97 percent of all Board and Committee meetings.

Committees of the Board

The Audit Committee, the Compensation Committee, the Committee on Directors' Affairs, the Executive Committee and the Public Policy Committee are the standing committees of the Board of Directors. Membership is as follows:

-----------------------------------------------------------------------------
             Compen-        Directors'                      Public
 Audit       sation          Affairs        Executive       Policy
-----------------------------------------------------------------------------
Horner*    Beitzel*        Edwards*        Allen*          Tschinkel*
Boren      Augustine       Augustine       Beitzel         Boren
Edwards    Eagleburger     Chappell        Chappell        Chappell
Tobias     Tobias                          Eagleburger     Edwards
Tschinkel  Turner                          Horner          Turner
                                           Mulva
* Chairman
-----------------------------------------------------------------------------

The Audit Committee recommends to the Board the independent auditors to be engaged by the Company, reviews the scope of their engagement, including the remuneration to be paid, and reviews on a continuing basis the independence of the auditors. The Committee reviews with the independent auditors, the Controller, the General Auditor, the General Counsel, the Chief Financial Officer and other appropriate Company personnel: (1) the Company's general policies and procedures with respect to audits and accounting and financial controls; (2) the general accounting and reporting principles and practices applied in preparing the Company's financial statements and conducting financial audits; (3) the interim and year-end financial statements and any certification, report or opinion which the independent auditors propose to render in connection with such statements; (4) the extent to which the Company has implemented changes suggested by the internal audit staff, the independent auditors or the Committee; and (5) the adequacy of the Company's accounting practices and internal control structure. The Committee may direct the General Counsel, the independent auditors and the internal audit staff to inquire into and report to it on any matter having to do with the Company's business affairs. The Committee also monitors compliance with the Company's Code of Business Ethics, Conduct and Responsibility and oversees the activities of the Corporate Compliance and Ethics Committee. The Audit Committee held five meetings in 1997.

The Compensation Committee recommends for Board approval the salaries for the Chairman of the Board of Directors and Chief Executive Officer and the President, and approves salaries for all Executive Officers and for all employees who earn $250,000 or above. The Committee makes recommendations to the Board with respect to proposals for the application of new benefits, incentive plans or programs to officers who are also directors and the application of amendments to existing plans or programs which would significantly increase such officers' compensation. The Committee approves awards under the Annual Incentive Compensation Plan and the Omnibus Securities Plan. The Compensation Committee held seven meetings in 1997.

The Committee on Directors' Affairs recommends to the Board qualified candidates for election as directors and nominates candidates to the Board committees. The Committee welcomes suggestions from stockholders about qualified candidates. A stockholder wishing to submit a recommendation to the Committee may do so by writing Dale J. Billam, Secretary, Phillips Petroleum Company, Bartlesville, Oklahoma 74004. The Committee on Directors' Affairs held two meetings in 1997.

The Executive Committee, when the Board is not in session, may exercise all power and authority of the Board in the management and business of the Company, subject to the limitations imposed by the Bylaws. The Committee has the authority to review and approve proposed corporate action when the Board is not in session and may advise the Board of any recommendations of the Committee regarding any proposed corporate action presented to the Board. The Executive Committee held five meetings in 1997.

The Public Policy Committee advises management and the Board of Directors (i) in response to current and emerging public policy issues, and (ii) in the development and review of policies and budgets in respect of contributions, including, but not limited to, contributions to organizations whose primary purpose is charitable, civic, cultural or educational. In order to carry out these duties, the Committee (a) identifies, evaluates and monitors the social, political, environmental, occupational, safety and health trends, issues and concerns, domestic and foreign, which affect or could affect the Company's business activities and performance; (b) reviews information from management and approves recommendations to assist in the formulation and adoption of policies, programs and practices concerning the matters set forth in
(a) above, including, but not limited to ecological and environmental protection, employee safety, ethical business conduct, consumer affairs, alcohol and drug abuse, equal opportunity matters and government relations; and
(c) monitors and evaluates on an on-going basis the Company's compliance with such policies, programs and practices. The Committee also has the authority to authorize the use of Company funds for political contributions on behalf of the Company, if and to the extent permitted by law. The Public Policy Committee held four meetings in 1997.

                     COMPENSATION OF DIRECTORS AND NOMINEES

The annual Board retainer fee for non-employee directors consists of $11,000 plus 1,000 shares of Phillips common stock. Board members receive $1,000 for each Board meeting attended. Committee retainer fees are $2,500 for Board committee chairmen and $2,250 for committee members. Committee meeting fees consist of $750 for the Board committee chairmen and $500 for the committee members for each committee meeting attended. These directors may elect to defer all or a part of their cash compensation. The future payment of this deferred compensation has been funded in a special trust designated for this purpose.

Effective January 1, 1998, the Board of Directors unanimously agreed to terminate the Non-Employee Director Retirement Plan for all non-employee directors whose normal retirement date is after 1998. Commensurate with this action and to further align the interests of the non-employee directors with those of stockholders, the Board of Directors unanimously approved the Phillips Petroleum Company Stock Plan for Non-Employee Directors ("Non-Employee Director Stock Plan"). The Non-Employee Director Stock Plan became effective January 1, 1998, and provides for the issuance of restricted or unrestricted Company common stock.

The Non-Employee Director Stock Plan provides for an initial grant of restricted stock in satisfaction of the non-employee directors' December 31, 1997, accrued retirement benefits in the Non-Employee Director Retirement Plan. The Non-Employee Director Stock Plan also provides for annual grants of restricted stock which are targeted to render competitive the directors' total compensation from the Company when compared to the total compensation of other non-employee directors within the Company's peer group. The grant for 1998 will be 400 shares of the Company's common stock which is restricted, non-transferable and forfeitable. Both the initial grant and the grant of the 400 shares of restricted stock will be made in March 1998. For 1998, a dividend-equivalent amount will be payable to each non-employee director receiving these shares equal to the dividend which would have been payable on such shares if they had been granted to and retained by the directors on the effective date of the Plan. All dividends payable on restricted stock, and such dividend-equivalent, are reinvested in restricted stock.

Shares that are accumulated on behalf of each non-employee director are restricted until retirement. However, the Non-Employee Director Stock Plan provides for annual lapsing of the restrictions on a percentage of the shares held in the account on behalf of the non-employee director beginning five years before normal retirement from the Board of Directors, and all restrictions will lapse in the year the director reaches age 70. Based on the director's election, which is made in the year the director reaches age 65, the director may have the value of lapsed shares credited to the director's account in the Deferred Compensation Plan for Non-Employee Directors or may take possession of the lapsed shares. The director may also elect to delay the lapsing of the restrictions until retirement from the Board of Directors.

Prior to retirement from Board service, the Company provides each director with life insurance. The amount of coverage, which is based on length of Board service, begins at $200,000 and increases to a maximum of $300,000.

As part of the Company's overall program to support communities and recognize the importance of charitable giving, The Phillips Petroleum Company Charitable Giving Program was established in December 1996. The program is funded by life insurance policies on directors. Upon the death of an individual director, the Company will donate the $1,000,000 proceeds from such life insurance to one or more qualifying charitable organizations recommended by the individual director, which will be paid in $100,000 installments over a 10-year period. Individual directors derive no financial benefit from this program, because all charitable deductions for Federal and State income taxes accrue solely to the Company. The Company paid premiums of $336,274 in 1997.

                             EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth compensation information for services performed in 1997, 1996 and 1995 for those persons who were at December 31, 1997, the Chief Executive Officer and the four most highly compensated officers.

                                                  Summary Compensation Table
-------------------------------------------------------------------------------------------------------------------------------

                                                                                  Long-Term Compensation
                                                                        -----------------------------------------
                                         Annual Compensation                   Awards                 Payouts
                                 -----------------------------------------------------------------   ------------
                                                                          Restricted    Securities                   All Other
                                                         Other Annual       Stock       Underlying    Long-Term      Compen-
     Name and                                            Compensation      Award(s)(1)   Option/      Incentive      sation(2)
Principal Position       Year    Salary($)    Bonus($)       ($)               ($)       SARs (#)     Payout($)          ($)
-------------------------------------------------------------------------------------------------------------------------------
W. W. Allen              1997    870,000    1,105,328          0                0       210,400        568,289(3)       9,217
Chairman of the          1996    850,000    1,105,000          0                0       237,359        579,469(4)       8,053
Board & CEO              1995    824,000      414,375          0                0       185,941        343,298(5)       7,289

J. J. Mulva              1997    625,500      738,787          0                0        66,600        293,552(3)       9,217
President &              1996    594,667      731,340          0                0        65,105        322,656(4)       8,053
COO                      1995    481,333      221,250          0                0        44,484        184,688(5)       7,289

C. L. Bowerman           1997    453,501      473,567          0                0        29,600        182,005(3)       9,217
Executive Vice           1996    445,250      379,842          0                0        36,592        263,025(4)       8,053
President                1995    343,000      172,495          0                0        26,728        183,906(5)       7,289

K. L. Hedrick            1997    366,750      321,538          0                0        21,200         97,357(3)       9,217
Executive Vice           1996    345,750      232,476          0                0        22,802        124,294(4)       7,335
President                1995    256,000       83,666          0                0        15,470         76,534(5)       7,289

T. C. Morris             1997    363,751      334,348          0                0        21,000        116,442(3)       9,217
Sr. Vice President       1996    356,000      243,493          0                0        24,240        131,600(4)       8,052
& CFO                    1995    280,000      109,122          0                0        16,921         76,602(5)       7,285
-------------------------------------------------------------------------------------------------------------------------------

(1) The Company has not made any outright grants of restricted stock to any executive during any of the periods covered by the table. The Company settled awards under its 1985 and 1987 annual incentive plans and under all long-term incentive plans since 1986 by distributing to award recipients shares of restricted stock that are not transferable prior to death, disability or retirement, unless restrictions are earlier lapsed by the Compensation Committee of the Board of Directors (the "Committee") or after a change of control. The aggregate number of such restricted shares held at December 31, 1997, and the market value of such shares on that date (calculated according to SEC regulation without regard to the restrictions and the resulting inability of the named executives to realize such values at such times) were: Mr. Allen, 0 shares, $0; Mr. Bowerman, 47,933 shares, $2,309,771; Mr. Hedrick, 13,733 shares, $661,759; Mr. Morris, 24,992 shares, $1,204,302; Mr. Mulva, 53,157 shares, $2,561,503.

(2) Includes Company contributions to the Thrift Plan for the benefit of participants and the value of the shares allocated to Long-Term Stock Savings Plan participants as of the respective valuation dates.

(3) Value of the restricted stock on the date of the award for performance under the Long-Term Incentive Plan Performance Period from 1995-1997.

(4) Value of the restricted stock on the date of the award for performance under the Long-Term Incentive Plan Performance Period from 1994-1996.

(5) Value of the restricted stock on the date of the award for performance under the Long-Term Incentive Plan Performance Period from 1993-1995.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

Stock options granted during 1997 to the Chief Executive Officer and the four most highly compensated officers of the Company are reflected in the following Option/SAR Grants in Last Fiscal Year table.


                                                                                     Potential Realizable Value at
                                                                                      Assumed Annual Rates of Stock
                                    Individual Grants                            Price Appreciation for Option Term (1)
                       ------------------------------------------------------   ---------------------------------------
                        Number of  Percent of Total
                        Securities   Options/SARS
                        Underlying    Granted to   Exercise or
                       Options/SARs  Employees in   Base Price   Expiration
Name                    Granted (#)   Fiscal Year   ($/Share)       Date        0% ($)        5% ($)            10% ($)
-----------------------------------------------------------------------------------------------------------------------
W. W. Allen               85,400        7.23%         45.75       01/13/07        0         2,456,958         6,226,514
                         125,000       10.58%         38.00       04/15/07        0         2,987,500         7,570,000

J. J. Mulva               55,400        4.69%         45.75       01/13/07        0         1,593,858         4,039,214
                           8,000        0.68%         43.75       02/09/07        0           220,080           557,840
                           3,200        0.27%         43.85       07/14/07        0            88,256           223,648

C. L. Bowerman            29,600        2.51%         45.75       01/13/07        0           851,592         2,158,136

K. L. Hedrick             17,500        1.48%         45.75       01/13/07        0           503,475         1,275,925
                           3,700        0.31%         50.25       12/08/07        0           116,920           296,333

T. C. Morris              21,000        1.78%         45.75       01/13/07        0           604,170         1,531,110
-----------------------------------------------------------------------------------------------------------------------
Total Stockholders (2)     N/A          N/A            N/A           N/A          0     7,575,199,432    19,197,351,080
-----------------------------------------------------------------------------------------------------------------------

(1) "Potential realizable value" is disclosed in response to SEC rules which require such disclosure for illustration only. The values disclosed are not intended to be, and should not be, interpreted by stockholders as representations or projections of future value of the Company's stock or of the stock price.

(2) To lend perspective to the illustrative "potential realizable value," if the Company's stock price increased 5 percent or 10 percent per year for 10 years from January 1, 1997, (disregarding dividends and assuming for purpose of the calculation a constant number of shares outstanding), the total increase in the value of all shares outstanding at January 1, 1997, is shown above as "potential realizable value" for Total Stockholders.



                         TEN-YEAR OPTION/SAR REPRICING

There have been no option or stock appreciation right repricings during the last 10 years for the Chief Executive Officer or for any of the four most highly compensated officers of the Company as reflected in the following Ten-Year Option/SAR Repricing table.


                           Number of Securities   Market Price     Exercise                   Length of Original
                                Underlying         Of Stock at      Price                        Option Term
                               Options/SARs         Time of        At Time of        New       Remaining at Date
                               Repriced or        Repricing or    Repricing or    Exercise      Of Repricing or
Name                Date       Amended (#)        Amendment ($)   Amendment ($)   Price ($)       Amendment
------------------------------------------------------------------------------------------------------------------
W. W. Allen         --              0                 --              --              --              --
J. J. Mulva         --              0                 --              --              --              --
C. L. Bowerman      --              0                 --              --              --              --
K. L. Hedrick       --              0                 --              --              --              --
T. C. Morris        --              0                 --              --              --              --
------------------------------------------------------------------------------------------------------------------

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUE

The following table shows the number of shares acquired and the net value realized from exercising stock options during 1997 and the number and value of exercisable and unexercisable stock options granted under the 1986 Stock Plan, the 1990 Stock Plan and the Omnibus Securities Plan at fiscal year-end 1997 for the Chief Executive Officer and the four most highly compensated executive officers of the Company.



                                                   Number of Securities   Value of Unexercised
                                                  Underlying Unexercised     In-the-Money
                                                      Options/SARs at      Options/SARs at
                                                    Fiscal Year-End      Fiscal Year-End($)(2)
-----------------------------------------------------------------------------------------------
              Number of Shares Acquired    Net Value     Exercisable/        Exercisable/
Name                On Exercise          Realized($)(1)  Unexercisable       Unexercisable
-----------------------------------------------------------------------------------------------
                                                             229,818          3,628,947
W. W. Allen              0                       0           496,319          5,153,892
                                                             114,280          2,221,630
J. J. Mulva         24,179                 762,063           146,248          1,349,818
                                                              29,062            599,155
C. L. Bowerman      67,810               1,290,986            77,447            786,527
                                                              51,169            937,206
K. L. Hedrick          456                  10,315            52,305            500,427
                                                              20,059            312,880
T. C. Morris        19,863                 344,217            51,241            493,089
-----------------------------------------------------------------------------------------------

(1) Net value realized is the market price on the date of exercise less the option price times the number of shares exercised under the option.

(2) Based on $48.1875, the fair market value of the Company's common stock on December 31, 1997.


              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

The following table shows Long-Term Incentive Plan awards established under the Omnibus Securities Plan during 1997 for the Chief Executive Officer and the four most highly compensated executive officers of the Company.


                                                                  Estimated Future Payouts
                                                             Under Non-Stock Price Based Plans
                                                         -----------------------------------------
                                    Performance or
                                    Other Period                      Number of Shares (1)
                  Number of        Until Maturation      ------------------------------------------
Name              Shares (#)           Or Payout         Threshold(#)(2)   Target(#)    Maximum (#)
---------------------------------------------------------------------------------------------------
W. W. Allen        13,093              12/31/99              6,547          13,093       26,186
J. J. Mulva         8,484              12/31/99              4,242           8,484       16,968
C. L. Bowerman      4,534              12/31/99              2,267           4,534        9,068
K. L. Hedrick       6,926              12/31/99              3,463           6,926       13,852
T. C. Morris        3,207              12/31/99              1,604           3,207        6,414
---------------------------------------------------------------------------------------------------

(1) At the end of the three-year performance period, from January 1, 1997, through December 31, 1999, the Compensation Committee will evaluate the Company's performance to determine the extent to which target awards have been earned. The Company's performance will be measured by total stockholder return, compared with the total stockholder return of the peer group of seven integrated oil companies used in the Performance Graph.

(2) The Company's total stockholder return must be above the bottom quartile when compared with the peer group (threshold performance) before any award can be approved. If the threshold performance is achieved, the Committee expects to approve awards at the threshold level which is 50 percent of the target number of shares established for the performance period. The actual awards earned can range from 0 percent to 200 percent of the target awards.

                        COMPENSATION COMMITTEE REPORT TO
                     STOCKHOLDERS ON EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of the directors named below, all of whom are independent, outside directors and who qualify as disinterested persons for purposes of Rule 16b-3 adopted under the Securities Exchange Act of 1934.

The executive compensation programs are designed to motivate all executives to work as a team to maximize long-term stockholder value, to achieve a high level of return on the capital assets employed by the Company and to achieve industry safety leadership.

Executive compensation decisions made by the Committee are based on a combination of quantitative and qualitative measures. During 1997, quantitative measures employed by the Committee to evaluate corporate performance were: relative total return to stockholders; the generation of cash flow adjusted for working capital changes and other changes in long-term accounts from the Company's operating activities; and improving safety performance through reduction of recordable injuries. Quantitative measures employed by the Committee to evaluate business unit and staff performance were: the achievement of pre-established targets set for organizations engaged in the development of projects designed to result in profitable growth and the addition of value to the Company; controlling expenses; the generation of funds from the business unit's operating activities; improving safety performance through reduction of recordable injuries; and the implementation of a process to achieve safety excellence. In addition, staff units are measured by the relative success of their internal customers.

The Committee also uses the following qualitative measures of performance: the application of experience; accomplishments in developing and implementing strategic plans; contribution to growth of business lines; leadership in the industry and community; and social responsibility.

The Committee recognizes that the Company's businesses are extremely capital intensive, requiring large investments, in most cases over a number of years, before tangible financial returns are achieved. In addition, in the short term, the Company's prospects and performance as measured by its share price can be significantly affected upward or downward by commodity price movements and geopolitical factors over which the Company and its management have no control. Therefore, the Committee evaluates both quantitative and qualitative measures, and external factors, and may use discretion in recognizing performance achievements leading to the creation of economic value enhancement.

By design, executive compensation provides awards which vary with performance and produce an opportunity for earnings through performance over a longer term. The Company's objective in so doing is to provide a substantial percentage of the total compensation of its executives through variable or "at-risk" compensation arrangements under the Annual Incentive Compensation Plan, the granting of stock options and through awards under the Long-Term Incentive Plan.

Internal Revenue Code Section 162(m)
------------------------------------

The Compensation Committee has carefully considered the implications of Section 162(m) of the Internal Revenue Code. The Committee's policy is, where possible and considered appropriate, to preserve corporate tax deductions, including the deductibility of compensation to the executive officers named in the Summary Compensation Table pursuant to Section 162(m) of the Internal Revenue Code. The Committee's policy is also to maintain the flexibility to approve compensation arrangements which it deems to be in the best interest of the Company and its stockholders, but which may not always qualify for full tax deductibility. The Committee believes that it is in the best interest of the Company and its stockholders to preserve the flexibility to reward executives consistent with the Company's pay philosophy for each element of compensation. The Committee will continue to review the executive compensation practices of the Company to determine if elements of executive compensation administered by the Committee are appropriate for qualification as "performance-based compensation" under the provisions of Section 162(m) of the Internal Revenue Code.

Executive Compensation Actions for 1997

Salaries
--------

During 1997, the Committee reviewed and approved salaries for all executive officers and employees with annual salaries of $250,000 or above, except for the Chairman of the Board and the President, in which cases the Committee recommends their salaries to the Board of Directors for consideration. In September 1997, as part of the Company's annual salary program, the Committee reviewed competitive salary data for the Chairman of the Board and for the President to determine if the Committee would recommend to the Board of Directors that the salaries of these two officers be changed. Competitive salary data provided by an independent, third-party consultant was utilized for this purpose. On the basis of the information provided, the Committee unanimously approved a resolution recommending to the Board of Directors that Mr. Allen's annual salary be increased from $850,000 to $930,000. Mr. Allen's salary had not been increased since April of 1995. In addition, after considering competitive salary data, the Committee unanimously agreed to recommend to the Board of Directors that the annual salary of Mr. Mulva, the President and Chief Operating Officer, be increased from $612,000 to $666,000. The changes to Mr. Allen and Mr. Mulva's salaries were effective October 1, 1997.

In addition to the recommendations stated above, in the September 1997 Compensation Committee meeting, the Committee used competitive salary data to approve changes to the annual salaries of other executive officers and all other employees whose annual salary was $250,000 or greater. The approved changes to the annual salaries of executive officers and other employees whose salary was $250,000 or greater were effective October 1, 1997.

Annual Incentive Compensation Program
-------------------------------------

The Committee administers the Annual Incentive Compensation Plan ("AICP") which provides an opportunity for the award of annual bonuses. Under the AICP, a threshold of Company financial performance must be met before awards can be approved. For 1997, the minimum amount of cash flow generation, after adjustments for changes in working capital and other changes in long-term accounts that was required to activate this Plan, was $1.46 billion and the target amount for cash generation was $1.826 billion. In addition to the minimum cash threshold, the AICP contains objectives which the Committee establishes each year. For 1997, the Committee set three Companywide objectives: (i) total stockholder return for 1997 should exceed the median stockholder return of the oil industry peer companies, as listed in the Proxy Statement Performance Graph used by the Company to compare its stockholder return performance; (ii) safety performance should be better than pre-established targets measuring recordable injury rate; and (iii) cash flow generation from operating activities, adjusted for working capital changes and other changes in long-term accounts, should exceed $1.826 billion.

The Committee establishes targets each year for individual AICP awards based on a percentage of salary. The target awards are established using both internally generated data and data obtained from an independent, third-party consultant and are intended to provide competitive bonus opportunities if performance objectives are met. For 1997, the target percentages varied from 22.5 percent of salary for the beginning level of AICP eligibility to 75 percent of salary for the Chief Executive Officer. The target percentages are prorated to recognize changes in salary bands during the year. The Committee is authorized under the terms of the AICP to approve individual awards from 0 percent of the target amount to 200 percent of the target amount for the award year.

Mr. Allen's and Mr. Mulva's AICP awards are based on overall corporate performance; awards to all other AICP participants reflect the performance of the business unit or staff group with which the participant is related, as well as corporate performance. In February 1998, the Committee approved cash awards for SBU and staff units under the 1997 AICP ranging from 79 percent of the target bonus to 154 percent of target bonus based on a review of the Company's 1997 corporate and business unit or staff group performance.

In determining the amount of incentive compensation award to be paid to Mr. Allen and Mr. Mulva, the Committee determined that cash flow, adjusted for working capital changes and other changes in long-term accounts, exceeded the minimum threshold by $753 million. The results for 1997 exceeded the target by 21 percent and were 8 percent better than the amount achieved in 1996. The Company's total return to shareholders was in excess of 13 percent and ranked sixth in the peer group. The Company's rate of recordable injuries was 14 percent better than the established target, which made 1997 the safest year in the Company's history, exceeding the previous record set in 1996. Taking the above into consideration, it was the Committee's judgment to grant AICP awards to Mr. Allen and to Mr. Mulva which were 37.8 percent greater than the target amount. The amount of the awards for Mr. Allen and Mr. Mulva are set forth in the Summary Compensation Table found in this Proxy Statement.

Stock Options
-------------

It is the Committee's practice to consider the grant of stock options during January of each year. All grants to date have been made at the fair market value of the Company's stock on the date of the grant. If the date of the grant is not a day in which the Company's stock is traded on the New York Stock Exchange, the fair market value is determined on the first trading day immediately preceding the date on which the Committee grants the option. The number of shares subject to options at the date of each grant is set using internally generated information and information from independent, third-party consultants to achieve option grants which approximate those granted by peer companies to persons in corresponding job positions. The number of shares subject to option grants varies based on job classification and salary. Grants in January 1997 ranged in estimated value from 35 percent of annual salary for the lowest level of eligibility to 200 percent of annual salary for the Chairman and Chief Executive Officer. It is also the Committee's practice to consider supplemental stock option grants in recognition of promotions during the year based on the same criteria used by the Committee in grants during January of each year.

During the April 1997 Compensation Committee meeting, the Committee approved a supplemental grant of a stock option to Mr. Allen of 125,000 shares of the Company's common stock. The purpose of the grant was to recognize Mr. Allen's outstanding performance for 1996 and to render Mr. Allen's total compensation competitive with that of his peers within the petroleum industry.

During the February 1997 Compensation Committee meeting, the Committee approved a supplemental grant of a stock option to Mr. Mulva of 8,000 shares of the Company's common stock. The purpose of the grant was to recognize Mr. Mulva's outstanding performance for 1996. In addition, in the July 1997 Compensation Committee meeting, the Committee approved an additional supplemental grant of a stock option to Mr. Mulva of 3,200 shares of the Company's common stock. The purpose of the July grant was to recognize Mr. Mulva's role in the successful conclusion of negotiations regarding the Company's properties in the North Sea.

For Mr. Allen, Mr. Mulva and the other executive officers, the stock option grants are set out in the Options/SAR Grants In Last Fiscal Year table.

Long-Term Incentive Program
---------------------------

The Committee administers the Long-Term Incentive Plan under the Omnibus Securities Plan approved by stockholders in 1993. Under the terms of this plan, each year the Committee establishes a three-year performance period. The plan contains a single performance measure which is the Company's total return to stockholders compared with the total return to stockholders for the oil industry peer companies listed in the Performance Graph information on page 17. Before awards may be granted, the Company's total stockholder return must be above the bottom quartile of the industry peer companies.

In the January 1997 meeting, the Committee established the fifth performance period of the plan, which extends from January 1, 1997, through December 31, 1999. Target awards for Mr. Allen and the other executive officers are shown in the Long-Term Incentive Plan Awards In Last Fiscal Year table and were based on a percentage of salary varying according to job grade classification and the price of the Company's stock at the beginning of the performance period. The target levels approved by the Committee for Performance Period V were established by the Committee using both internally generated information and competitive data provided by an independent, third-party consultant. Supplemental target awards, which are included in the target awards listed in the table, were approved in recognition of promotions during the year. Actual awards, if any, will be determined by the Committee at the end of the performance period based on a single measurement which is the Company's relative total stockholder return compared with the peer companies against which the Company evaluates its stockholder return performance.

In 1995, the Committee established the third performance period of the Long-Term Incentive Plan ("LTIP III"). The Plan has a single performance measure which is total return to stockholders, compared with the total return to stockholders of the oil industry peer companies as listed in the Proxy Statement Performance Graph and used by the Company to compare its shareholder return performance. For LTIP III, the peer group included one additional company, Unocal, which was a member of the peer group when LTIP III commenced. The LTIP III performance period covered the three years from 1995 through 1997.

In 1995, the Committee established a target award for each individual based on a percentage of salary varying by job grade classification and price of Company stock at the beginning of the performance period. Under the terms of the Long-Term Incentive Plan, no award can be granted unless the Company's total return to stockholders is greater than the total return to stockholders of the bottom quartile of the eight oil industry peer companies. The Committee determined that the Company's total return to stockholders for the three-year period was above the total return to stockholders of the companies in the bottom quartile of the peer group. The Committee further determined that the Company's total return to stockholders was 63 percent for the three-year performance period which placed the Company in the third quartile of the peer group. The Company placed sixth of the nine positions in the oil industry peer group including the Company. On the basis of the above performance, the Committee granted awards equaling 10 percent less than the target amount set in 1995 adjusted for promotions, if any, during the three-year performance period.

The value of the awards for LTIP III, which are settled in restricted stock for the five most highly compensated executive officers, is set forth on the line for 1997 in the Summary Compensation Table found in this Proxy Statement.

THE COMPENSATION COMMITTEE
George B. Beitzel, Chairman
Norman R. Augustine
Lawrence S. Eagleburger
Randall L. Tobias
Kathryn C. Turner

                               PERFORMANCE GRAPH

The following graph shows the Company's total return to stockholders compared with the S&P 500 Index and a peer group of seven integrated oil companies over the five-year period from December 31, 1992, through December 31, 1997.

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN (1) Among Phillips Petroleum, S&P 500 Index, and Peer Group Index (2)

        Dollars
     260|------------------------------------------------------------------|
        |                                                                  |
        |                                                                # |
        |                                                                  |
     240|------------------------------------------------------------------|
        |                                                                * |
        |                                                                o |
        |                                                                  |
     220|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
     200|--------------------------------------------------o---------------|
        |                                                  *               |
        |                                                  #               |
        |                                                                  |
     180|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
        |                                                                  |
     160|------------------------------------------------------------------|
        |                                    #*                            |
        |                                    o                             |
        |                                                                  |
     140|-------------------------o----------------------------------------|
        |                              Assumes $100 invested on 12/31/92 in|
        |                              Phillips Common Stock, S&P 500 Index|
        |                              and Peer Group Index.               |
     120|-------------o-----------*----------------------------------------|
        |             *                                                    |
        |             #           #                                        |
        |                                                                  |
     100|-|o#*--------|-----------|----------|-------------|-------------|-|
         1992        1993       1994        1995          1996         1997


     o Phillips Petroleum         # S&P 500 Index         * Peer Group Index(2)


                               1993    1994    1995    1996    1997
        Phillips Petroleum    $ 120   $ 140   $ 151   $ 202   $ 229
        S&P 500 Index           110     112     153     189     252
        Peer Group Index (2)    114     119     157     193     235
        Peer Group Index (3)    114     119     156     192     233


(1)  Total return assumes dividend reinvestment

(2)  Amerada Hess, Amoco, ARCO, Chevron, Exxon, Mobil, Texaco

(3) Commencing in 1997, Phillips changed its peer group to exclude Unocal Corporation, which sold its refining, marketing and transportation operations. The line representing the Peer Group Index without Unocal is included in the graph and table above. The difference between the Peer Group Index without Unocal and the Peer Group Index which includes Unocal is not material. The Peer Group Index including Unocal is listed in the table but not illustrated with a line in the Performance Graph.

                                  PENSION PLAN

The Retirement Income Plan, in which all active eligible employees (including executive officers) participate, does not require participant contributions. Benefits are computed in accordance with several formulas. Officers, including executive officers, generally receive benefits under a final average earnings formula. Benefits are based on length of service, a participant's annual salary and awards paid under the Annual Incentive Compensation Plan. Normal retirement age is 65. A participant may retire as early as age 55 and receive a reduced benefit. Benefits for a retiring employee are paid in the form of a straight-life annuity or one of several other forms of equivalent actuarial value.

The Pension Plan Table shows the maximum estimated straight-life annual benefits payable at normal retirement age to employees in the higher salary classifications, prior to reductions required by the plan for Social Security benefits.


                                             PENSION PLAN TABLE

                                     Estimated Annual Retirement Benefits
                                  Under Final Average Earnings Formula (1)(2)
----------------------------------------------------------------------------------------------------------
 Annual Average of Highest 3                                  Years of Credited Service
 Consecutive Calendar Years'                                     At Normal Retirement
 Salary and AICP Awards in 10   --------------------------------------------------------------------------
Years Preceding Retirement(3)     20            25           30           35           40          45
----------------------------------------------------------------------------------------------------------
 $  650,000                     208,000      260,000       312,000       364,000      416,000      468,000
    850,000                     272,000      340,000       408,000       476,000      544,000      612,000
  1,150,000                     368,000      460,000       552,000       644,000      736,000      828,000
  1,450,000                     464,000      580,000       696,000       812,000      928,000    1,044,000
  1,750,000                     560,000      700,000       840,000       980,000    1,120,000    1,260,000
  2,050,000                     656,000      820,000       984,000     1,148,000    1,312,000    1,476,000
  2,350,000                     752,000      940,000     1,128,000     1,316,000    1,504,000    1,692,000
  2,650,000                     848,000    1,060,000     1,272,000     1,484,000    1,696,000    1,908,000

(1) As required by the Internal Revenue Code of 1986, as amended, the retirement plan may not provide annual benefits exceeding a maximum amount, or include in benefit computations, compensation in excess of the amount specified in the Internal Revenue Code. Also, participation in the Company's AICP deferral program and voluntary salary reduction program may cause a reduction in retirement plan benefits. Additional amounts, if required to provide the total benefits indicated in the table, would be made by supplemental Company payments. The Company also maintains, as a recruiting tool, a supplemental plan under which officers and other executives who are hired during mid-career may receive retirement income in excess of that which their shorter Credited Service would provide under the retirement plan. However, total benefits under this supplemental plan and the retirement plan will not exceed benefits obtainable under the retirement plan by a full career employee at similar salary levels. These supplemental benefits have been funded by the Company in a special trust designated for this purpose.

(2) With respect to the executive officers named in the Summary Compensation Table, their years of credited service as of February 28, 1998, for retirement purposes are: W. W. Allen, 38 years; C. L. Bowerman, 36 years;
     K. L. Hedrick, 26 years; T. C. Morris, 32 years; and J. J. Mulva, 26 years. See the Summary Compensation Table for their current covered compensation.

(3) AICP Awards are shown under the heading "Bonus" in the Summary Compensation Table.

                           TERMINATION OF EMPLOYMENT
                                      AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

The Work Force Stabilization Plan authorized on April 26, 1988, provides that all employees of the Company, including executive officers, who are laid off (as defined in the plan) within two years following a change of control of the Company, as defined below, will be entitled to severance benefits equal to four weeks' pay for each year of service, subject to a maximum of 104 weeks. "Pay" is determined by adding the employee's current base salary, regularly scheduled overtime pay and most recent Annual Incentive Compensation Plan award (or target award, if greater).

Company-sponsored medical, dental and life insurance programs would be continued for affected employees. The period of time which severance benefits cover would be added to service for purposes of retirement plan calculations, and all affected employees would be immediately vested. In addition, affected employees would be entitled to require the Company to purchase their principal residences under a formula-pricing arrangement intended to protect them from loss of value, and would be entitled to reimbursement of legal expenses incurred in connection with certain claims for benefits under the plan.

A change of control would take place if there is (i) an acquisition (other than directly from the Company) of 20 percent or more of the beneficial interest in the Company's voting stock by a party other than the Company, a subsidiary or a Company-sponsored benefit plan, (ii) a change in the Board of Directors as a result of which the current directors (together with the successors which they nominate or approve for nomination) cease to be a majority of the Board,
(iii) approval of a complete liquidation or dissolution of the Company by shareholders, or (iv) approval by shareholders of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of the assets of another entity, unless following such transaction (a) shareholders of the Company prior to the transaction continue to beneficially own at least 60 percent of the resulting corporation's stock and voting securities, (b) no person (other than employee benefit plans) beneficially owns more than 20 percent of such corporation's stock and voting securities, and (c) a majority of the Board of Directors of the resulting corporation were directors of the Company immediately prior to the transaction.

Other Change-in-Control Arrangements

Upon a change of control, benefits to officers and other employees would be accelerated under the Omnibus Securities Plan, the 1986 Stock Plan, the 1990 Stock Plan, and the Annual Incentive Compensation Plan.


                          PROPOSAL 1 - BY THE COMPANY

The Board of Directors unanimously recommends a vote FOR adoption of the following resolution, which will be presented at the meeting:
                                   ----------
RESOLVED, that the Board of Directors' designation of Ernst & Young LLP to serve as the independent auditors to audit the books, records and accounts of the Company for the 1998 fiscal year be and hereby is approved.
                                   ----------
Upon the recommendation of the Audit Committee, the Board of Directors has designated Ernst & Young LLP for the purpose stated above and, in accordance with the Bylaws of the Company, has directed that a vote of stockholders be taken to determine their approval or disapproval.

As provided in the Company's Bylaws, in the event of stockholder disapproval, the Board must then determine whether to replace the independent auditors before the end of the current year and shall designate other independent auditors for the following year.

Ernst & Young LLP, which has served as the Company's independent auditors since 1949, is familiar with the Company's operations, accounting policies and procedures and is, in the Company's opinion, well-qualified to act in this capacity. Representatives of Ernst & Young LLP will be present at the meeting to make any statement they desire and to answer questions directed to them.


                                 OTHER MATTERS

The Company knows of no matters to be presented at the meeting other than those included in the Notice preceding this Proxy Statement. If other matters should come before the meeting which require a stockholder vote, it is intended that the proxy holders will use their own discretion in voting on such other matters.

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 1999 Annual Meeting must be received at the Company's executive offices in Bartlesville, Oklahoma, no later than November 30, 1998, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                        By Order of the Board of Directors,

                                    /s/ Dale J. Billam

                                        Dale J. Billam
                                        Secretary
Bartlesville, Oklahoma 74004
March 30, 1998

                                   [ PHILLIPS
                                       66
                                      Logo ]










                          Printed on recycled paper

                                     [LOGO]

PROXY                                                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           PHILLIPS PETROLEUM COMPANY

                          Annual Meeting May 11, 1998

The undersigned hereby appoints W. ALLEN, N. AUGUSTINE and R. CHAPPELL, JR. as proxy holders with power of substitution, or, if all do not act on a matter, those who do act, to vote all stock which the undersigned could vote at the Company's annual stockholders' meeting to be held at the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma, on May 11, 1998, at 10 a.m., and at any adjournment thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that come before the meeting, all as described in the Notice and Proxy Statement.


                  This Proxy is Continued on the Reverse Side
              Please Sign on the Reverse Side and Return Promptly

This  Proxy will be voted or not voted as you           Please mark your
direct below.  In the  absence of direction,            votes as indicated [X]
it will be voted FOR Directors, and FOR Proposal 1.     in this example


--------------------------------------------------------------------------------
Company recommends a vote FOR: ELECTION OF DIRECTORS: Nominees: W. Allen, N. Augustine, G. Beitzel, D. Boren, C. Bowerman, R. Chappell, Jr., L. Eagleburger,
L. Horner, J. Mulva, R. Tobias, V. Tschinkel and K. Turner.

  VOTE FOR         VOTE WITHHELD        *To withhold authority to vote for any
all nominees     for all nominees        nominee write that nominee's name on
listed above*      listed above          the space below.

    [ ]                [ ]              ________________________________________

--------------------------------------------------------------------------------

Company   recommends  a  vote  FOR:
Proposal   1   to    approve    the
designation   of  the   independent
auditors, Ernst & Young LLP.
                                                    I PLAN TO ATTEND THE
  FOR      AGAINST     ABSTAIN                         ANNUAL MEETING       [ ]

  [ ]        [ ]         [ ]                     Please  mark,  date,  sign  and
                                                 return    this    proxy    card
                                                 promptly.      To    vote    in
                                                 accordance  with  the Company's
                                                 recommendations  no boxes  need
                                                 be checked.


                                                  Dated:________________  , 1998

                                                  ______________________________

                                                  ______________________________

                                                  Signature(s) of Stockholder(s)

                                                  Your   signature(s)   on  this
                                                  proxy  form  should be exactly
                                                  the   same   as  the   name(s)
                                                  imprinted   hereon.    Persons
                                                  signing     as      executors,
                                                  administrators,  trustees,  or
                                                  in    similar    capabilities,
                                                  should so indicate.